Exhibit 99.1

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products Shareholders Approve Acquisition

by Drilling Tools International

VERNAL, UT – July 30, 2024 — Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, today announced that its shareholders voted to approve the acquisition of SDP by Drilling Tools International Corporation (“DTI”) (Nasdaq: DTI) at the special meeting of shareholders held yesterday.

Troy Meier, SDP’s Chairman and CEO, stated, “We are pleased to have reached this important milestone and appreciate the support of our shareholders. Their confidence reflects a shared recognition of the tremendous opportunities ahead as a combined company. We are committed to ensuring a seamless transition and are excited to embark on this new chapter.”

More than 99% of the shares voted at the special meeting (representing approximately 77% of the total shares of SDPI outstanding as of the record date) were voted in favor of the merger agreement. SDP will file the final vote results, as certified by the independent Inspector of Election, on a Form 8-K with the U.S. Securities and Exchange Commission.

The closing of the transaction is expected to occur on August 1, 2024. Upon completion of the transaction, SDP’s common stock will no longer be listed on any public market.

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs, and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented Strider™ oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for leading oil field service companies. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. Additional information about the Company can be found at sdpi.com.

Safe Harbor Regarding Forward-Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, including, without limitation, statements regarding the proposed transaction, the Company’s strategy, future operations, success at developing future tools, the Company’s effectiveness at executing its business strategy and plans, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and ability to outperform are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should,” “plan or “will,” and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the effectiveness of success at expansion in the Middle East, options available for market channels in North America, the deferral of the commercialization of the Strider technology, the success of the Company’s business strategy and prospects for growth; the market success of the Company’s specialized tools, effectiveness of its sales efforts, its cash flow and liquidity; financial projections and actual operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; the duration of the COVID-19 pandemic and related impact on the oil and natural gas industry; general economic conditions; the conditions to the completion of the proposed transaction, the closing of the proposed transaction may not occur or could be delayed, either as a result of litigation related to the transaction or otherwise or result in significant costs of defense, indemnification, and liability, the risk that the cost savings and any other synergies from the transaction may not be fully realized by DTI or may take longer or cost more to be realized than expected, including that the transaction may not be accretive to DTI within the expected timeframe or the extent anticipated, completing the transaction may distract DTI and Company management from other important matters, the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals), the possibility that competing offers or acquisition proposals for the Company will be made, the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances, which would require a party to pay a termination fee, the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally, risks related to the proposed transaction diverting management’s attention from the Company’s or DTI’s ongoing business operations, the amount of costs, fees and expenses related to the proposed transaction, the risk that the Company’s or DTI’s stock price may decline significantly if the proposed transaction is not consummated, and the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay. These and other risks and uncertainties separately provided to you and indicated from time to time described in filings and potential filings by the Company with the Securities and Exchange Commission could adversely affect the outcome and financial effects of the Company’s plans and described herein. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof except as required by law.

For more information, contact investor relations:

Deborah K. Pawlowski / Craig P. Mychajluk

Kei Advisors LLC

716-843-3908 / 716-843-3832

dpawlowski@keiadvisors.com  / cmychajluk@keiadvisors.com

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